Vertex Energy, Inc. 8-K

Exhibit 99.1

VERTEX ENERGY, INC. ANNOUNCES CLOSING OF PHASE 2 OF
TENSILE CAPITAL JOINT VENTURE

-Pilot Test Validated Process That Creates High Purity Base Oil from Used Motor Oil Feedstock-

-Parties have Closed Phase 2 of the Agreement; Vertex to Receive $13.5 million Cash Infusion From Tensile Capital -

-Heartland Development Project to Commence Immediately-

HOUSTON, TX., January 22, 2020 -- Vertex Energy, Inc. (NASDAQ: VTNR, “Vertex” or the “Company”), a leading specialty refiner and marketer of high-quality hydrocarbon products, today announced that it has successfully closed Phase 2 of its previously disclosed, planned joint venture partnership with San Francisco-based investment firm Tensile Capital Management LLC (“Tensile”).

As first announced on July 31, 2019, Vertex and Tensile entered into a joint venture arrangement with the goal of accelerating the full development of the Company’s Heartland base oil refinery located in Ohio, subject to a successful pilot test validating a process by which used motor oil is converted into high purity base oil. As recently announced, the pilot test was completed, and the results successfully validated the proposed process improvements.

Under the terms of the agreements, the Heartland refinery will be owned jointly by Vertex and a fund managed by Tensile, through a newly created special purpose vehicle, HPRM LLC (“HSPV”). Vertex will retain a 35% interest in HSPV, while Tensile will hold a 65% interest.

In exchange for its interests in HSPV, Tensile has agreed to (1) purchase $13.5 million of HSPV interests from Vertex in exchange for a $13.5 million cash infusion to Vertex’s balance sheet (less $1 million of interests in Vertex Refining Myrtle Grove LLC which Vertex is required to purchase in connection with the closing); and (2) invest $7.5 million of cash in HSPV at closing, with the option to deploy another $7.0 million into the HSPV in connection with the purchase of additional HSPV interests. Per the agreements, Vertex has the option to repurchase the Tensile interests in HSPV after three years, while Tensile can put its interest to Vertex after five years. Vertex will retain operational control of the Heartland refinery.

Vertex currently estimates the total development CAPEX related to HSPV will be in the range of $25 million to $30 million. The capital budget provides funding, which is expected to be sufficient, to (1) increase the production capacity of the Heartland refinery by 35%, to approximately 20 million gallons of base oil per year; (2) grow used motor oil (UMO) collections to support increased throughput for regionally-sourced feedstock; and (3) enhance the quality of finished products produced at the refinery. HSPV development activity will begin immediately and is anticipated to extend through the first half of 2023.

HSPV will require capital in phases, allowing for incremental EBITDA contributions to be realized, which are projected to begin in the second half of 2022, as initial development activities are completed. Upon full completion of the Heartland development project, which is planned to occur during the second half of 2023, the Company anticipates annualized EBITDA stemming from HSPV to be in the range of approximately $15 million to $20 million.

“Momentum continues to build around the Vertex investment opportunity,” stated Benjamin P. Cowart, Chairman and CEO of Vertex Energy, who continued, “This transaction further positions us to become one of the leading producers and marketers of high purity base oils in North America, while providing a significant, liquidity event which is non-dilutive to common shareholders, and which significantly reduces our net leverage from current levels, while providing increased balance sheet optionality. The Heartland development project is a transformational event for us, one that has the potential to materially increase the refinery’s annualized EBITDA during the next three years. Over the near-term, we see multiple potential catalysts for growth throughout our business, including widening product spreads ahead of IMO 2020, together with continued expansion of our UMO collections business.”

Additional information regarding the transactions above can be found in the Current Report on Form 8-K which Vertex has filed today with the Securities and Exchange Commission.

Conference Call and Webcast

A conference call will be held on January 22, 2020 at 4:30 PM ET to discuss the phase two closing of Tensile Capital transaction, in addition to the recently announced partnership with Bunker One and conduct a question-and-answer session.  A webcast of the conference call will be available in the Investor Relations section of the Company’s website at www.vertexenergy.com. To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register, download, and install any necessary audio software.

To participate in the live teleconference:

Domestic Live:

844-369-8770

To listen to a replay of the teleconference, which will be available through February 22, 2020:

Domestic Replay:

877-481-4010

Conference ID:

57685

About Vertex Energy

Houston-based Vertex Energy, Inc. (NASDAQ: VTNR) is a specialty refiner of alternative feedstocks and marketer of high-purity petroleum products. Vertex is one of the largest processors of used motor oil in the U.S., with operations located in Houston and Port Arthur (TX), Marrero (LA) and Heartland (OH). Vertex also co-owns a facility, Myrtle Grove, located on a 41-acre industrial complex along the Gulf Coast in Belle Chasse, LA, with existing hydro-processing and plant infrastructure assets that include nine million gallons of storage. The Company has built a reputation as a key supplier of Group II+ and Group III base oils to the lubricant manufacturing industry throughout North America.

About Tensile Capital Management

Tensile Capital Management LLC is a San Francisco-based private investment firm managing $1.4 billion in an “evergreen” fund focused on making long-term investments in a concentrated portfolio of select businesses. Tensile has the flexibility to invest in both public and private businesses through minority as well as control investments. The firm takes an active and collaborative approach to partnership with strong management teams and boards of directors, offering experience and insight, creative problem solving and strategic, long-term planning on key initiatives over an investment horizon of five to ten years.

Cautionary Statement Forward-Looking Statements

This press release may contain forward-looking statements, including information about management’s view of Vertex Energy’s future expectations, plans and prospects, within the safe harbor provisions under The Private Securities Litigation Reform Act of 1995 (the “Act”). In particular, when used in the preceding discussion, the words “believes,” “hopes,” “expects,” “intends,”, “expects”, “projects”, “plans,” “anticipates,” or “may,” and similar conditional expressions are intended to identify forward-looking statements within the meaning of the Act, and are subject to the safe harbor created by the Act. Any statements made in this news release other than those of historical fact, about an action, event or development, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors, which may cause the results of Vertex Energy, its divisions and concepts to be materially different than those expressed or implied in such statements. These risk factors and others are included from time to time in documents Vertex Energy files with the Securities and Exchange Commission, including but not limited to, its Form 10-Ks, Form 10-Qs and Form 8-Ks. Other unknown or unpredictable factors also could have material adverse effects on Vertex Energy’s future results.

The forward-looking statements included in this press release are made only as of the date hereof. Vertex Energy cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, Vertex Energy undertakes no obligation to update these statements after the date of this release, except as required by law, and takes no obligation to update or correct information prepared by third parties that are not paid for by Vertex Energy.

Investor/Media Contact

Noel Ryan, IRC

720.778.2415

IR@vertexenergy.com